CARMAX REPORTS RECORD SECOND QUARTER RESULTS
                  --------------------------------------------

                       Releases Third Quarter Expectations
                       -----------------------------------



Richmond, Va. September 21, 2005 - CarMax, Inc. (NYSE:KMX) today reported results for the second quarter ended August 31, 2005.

|X| Total sales increased 23% to $1.63 billion from $1.32 billion in the second quarter of last year.

|X| Comparable store used unit sales rose 10% for the quarter.

|X| Total used unit sales grew 21% for the quarter.

|X| Net earnings increased 39% to $41.4 million, or 39 cents per share, compared with $29.9 million, or 28 cents per share, earned in the second quarter of fiscal 2005.

|X| For the third quarter of fiscal 2006 ending November 30, 2005, CarMax expects comparable store used unit sales growth in the range of 2% to 8%, and earnings per share in the range of 19 cents to 25 cents.

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Sales Components
----------------
                                                 Three Months Ended                       Six Months Ended
(In millions)                                      August 31 (1)                           August 31 (1)
                                       ---------------------------------------   -----------------------------------
                                            2005          2004       Change           2005        2004     Change
                                            ----          ----       ------           ----        ----     ------
Used vehicle sales...................     $1,236.5     $   987.4      25.2%         $2,440.3    $1,972.7    23.7%
New vehicle sales....................        151.9         137.5      10.5%            286.0       274.3     4.3%
Wholesale vehicle sales..............        190.8         152.1      25.4%            380.3       309.0    23.1%
Other sales and revenues (2).........         54.6          46.5      17.5%            105.6        92.5    14.2%
                                          --------      --------                    --------    --------
Net sales and operating revenues.....     $1,633.9      $1,323.5      23.4%         $3,212.2    $2,648.5    21.3%
                                          ========      ========                    ========    ========

(1) Percent calculations and amounts shown are based on amounts presented on the attached consolidated statements of earnings and may not sum due to rounding.
(2) Other sales and revenues include extended service plan revenues, service department sales, and third-party finance fees.


                                     -more-


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CarMax, Inc.
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Retail Vehicle Sales Changes
----------------------------
                                                  Three Months Ended                      Six Months Ended
                                                       August 31                              August 31
                                           ----------------------------------     ----------------------------------
                                                 2005              2004                2005              2004
                                                 ----              ----                ----              ----
Comparable store vehicle sales:
     Used vehicle units...............           10%               (7)%                 8%               (5)%
     New vehicle units................           10%               13 %                 5%               12 %
     Total units......................           10%               (5)%                 8%               (3)%

     Used vehicle dollars.............           14%               (6)%                12%               (3)%
     New vehicle dollars..............           10%               13 %                 6%               12 %
     Total dollars....................           14%               (4)%                11%               (1)%

Total vehicle sales:
     Used vehicle units...............           21%                4 %                20%                6 %
     New vehicle units................           10%               (1)%                 3%               (1)%
     Total units......................           20%                3 %                19%                5 %

     Used vehicle dollars.............           25%                5 %                24%                8 %
     New vehicle dollars..............           10%               (1)%                 4%               (1)%
     Total dollars....................           23%                4 %                21%                7 %



Retail Vehicle Sales Mix
------------------------
                                                  Three Months Ended                      Six Months Ended
                                                       August 31                              August 31
                                           ----------------------------------     ----------------------------------
                                                 2005              2004                 2005             2004
                                                 ----              ----                 ----             ----
Vehicle units:
     Used vehicles......................          92%               92%                  93%              91%
     New vehicles.......................           8                 8                    7                9
                                           ----------------- ----------------     ---------------- -----------------
     Total..............................         100%              100%                 100%             100%
                                           ----------------- ----------------     ---------------- -----------------

Vehicle dollars:
     Used vehicles......................          89%               88%                  89%              88%
     New vehicles.......................          11                12                   11               12
                                           ----------------- ----------------     ---------------- -----------------
     Total..............................         100%              100%                 100%             100%
                                           ----------------- ----------------     ---------------- -----------------



Retail Unit Sales
-----------------
                                                   Three Months Ended                      Six Months Ended
                                                        August 31                              August 31
                                            ----------------------------------     ----------------------------------
                                                  2005              2004                 2005             2004
                                                  ----              ----                 ----             ----
Used vehicles...........................         75,616            62,396               149,759         124,749
New vehicles............................          6,320             5,756                11,924          11,600
                                            ----------------- ----------------     ---------------- -----------------
Total...................................         81,936            68,152               161,683         136,349
                                            ----------------- ----------------     ---------------- -----------------



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CarMax, Inc.
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Average Retail Selling Prices
-----------------------------
                                                   Three Months Ended                      Six Months Ended
                                                        August 31                              August 31
                                            ----------------------------------   -----------------------------------
                                                  2005             2004                 2005              2004
                                                  ----             ----                 ----              ----
Used vehicles...........................        $16,204           $15,693              $16,161          $15,678
New vehicles............................        $23,878           $23,706              $23,824          $23,463
Weighted average........................        $16,796           $16,370              $16,726          $16,340


Earnings Highlights
-------------------
                                                  Three Months Ended                      Six Months Ended
(In millions except per share data)                    August 31                             August 31
                                          ------------------------------------   -----------------------------------
                                              2005        2004       Change           2005       2004      Change
                                              ----        ----       ------           ----       ----      ------
Net earnings..........................        $41.4      $29.9        38.7%          $81.2      $65.2       24.6%
Diluted weighted average shares
    outstanding.......................        106.2      105.5         0.7%          106.2      105.6        0.5%
Net earnings per share (1)............        $0.39      $0.28        39.3%          $0.76      $0.62       22.6%

(1) All per share amounts are presented on a fully diluted basis.


Selected Operating Ratios
-------------------------
                                                  Three Months Ended                      Six Months Ended
(In millions)                                          August 31                              August 31
                                         --------------------------------------  ------------------------------------
                                             2005    % (1)     2004     % (1)       2005    % (1)    2004     % (1)
                                             ----    -----     ----     -----       ----    -----    ----     -----

Net sales and operating revenues.......    $1,633.9  100.0%  $1,323.5   100.0%    $3,212.2  100.0% $2,648.5   100.0%
Gross profit...........................    $  208.6   12.8%  $  163.2    12.3%    $  406.3   12.6% $  330.4    12.5%
CarMax Auto Finance income.............    $   23.8    1.5%  $   20.7     1.6%    $   50.9    1.6% $   42.6     1.6%
Selling, general, and administrative
   expenses............................    $  165.3   10.1%  $  134.7    10.2%    $  324.5   10.1% $  265.4    10.0%
Operating profit (EBIT) (2) ...........    $   67.1    4.1%  $   49.2     3.7%    $  132.7    4.1% $  107.6     4.1%
Net earnings...........................    $   41.4    2.5%  $   29.9     2.3%    $   81.2    2.5% $   65.2     2.5%

(1) Calculated as the ratio of the applicable amount to net sales and operating revenues.
(2) Operating profit equals earnings before interest and income taxes.


Gross Profit
------------
                                                  Three Months Ended                      Six Months Ended
                                                      August 31                               August 31
                                       ---------------------------------------  ------------------------------------
                                               2005                2004                2005              2004
                                               ----                ----                ----              ----
                                       $/unit (1)  % (2)   $/unit (1)  % (2)   $/unit (1)  % (2)   $/unit (1)  % (2)
                                       ----------  -----   ----------  -----   ----------  -----   ----------  -----
Used vehicle gross profit..............  $1,856    11.3%      $1,846    11.7%    $1,829    11.2%     $1,855    11.7%
New vehicle gross profit...............  $1,122     4.7%      $  890     3.7%    $  973     4.1%     $  859     3.6%
Wholesale vehicle gross profit.........  $  578    14.4%      $  406    11.0%    $  604    14.6%     $  423    11.3%
Other gross profit.....................  $  411    61.7%      $  385    56.3%    $  404    61.8%     $  398    58.7%
Total gross profit.....................  $2,546    12.8%      $2,395    12.3%    $2,513    12.6%     $2,423    12.5%

(1)  Calculated as category gross profit divided by its respective units sold, except the other and total categories, which are divided by total retail units sold.
(2)  Calculated as a percentage of its respective sales or revenue.

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CarMax, Inc.
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Business Performance Review
---------------------------

Sales. "We are very pleased with our second quarter results," said Austin Ligon,
------
president and chief executive officer, "especially considering the constantly changing environment in the auto retailing marketplace. Continuing excellent execution by our store teams took advantage of a strong increase in store traffic, which we believe was helped in part by the new car employee pricing programs.

"We believe we benefit from pricing transparency in the marketplace, and the employee pricing programs made new car pricing more transparent," said Ligon. "Our no-haggle consumer offer makes price-comparing easy, giving us a unique advantage as consumers cross-shop.

"We also saw a solid increase in appraisal traffic," Ligon said. "We increased our radio advertising during the summer, focusing almost exclusively on our `we buy cars' message. Even as prices on SUVs fell dramatically, we stayed active in the market, making a fair offer to purchase any consumer's vehicle. In addition, dealers lost some of their negotiating ability on trade-ins as prices of new cars were more transparent.

"Our subprime finance provider, DRIVE, contributed approximately 1 percentage point of our 10% used unit comp growth," Ligon said. "Following several months of testing, we rolled out DRIVE systemwide in August 2004. Having now anniversaried this rollout, we do not expect DRIVE to provide material incremental used unit comp growth in future quarters.

"We believe the new car pricing programs helped stimulate the robust increase in our appraisal traffic," Ligon said. "Consumers continue to learn that they can come to CarMax for a free appraisal of their cars. Doing so gives them an easy way to realize fair value for their cars if they choose to sell to us and a powerful negotiating tool if they choose to trade in at a new car dealer. The increase in appraisal traffic was the primary driver of the 25% increase in wholesale sales.

"Other sales and revenues benefited from increases in extended service plan revenues and service department sales," said Ligon. "Their growth was partially offset by a decline in third-party finance fees, resulting primarily from the DRIVE discount. Our prime and nonprime finance partners pay us an origination fee, while DRIVE purchases loan contracts at a discount."

Margins. "Used vehicle gross profit per unit rose slightly compared with last
--------
year's second quarter," Ligon said, "despite the expected pricing pressure on SUVs and trucks resulting from higher gas prices and despite a supplemental markdown in retail SUV valuation at the end of the quarter. While wholesale auction prices for SUVs and trucks plummeted, auction prices for other vehicles were above historical norms. We were able to hold margins because we are quickly adjusting our appraisal offers to be in sync with broader market trade-in offers and because we turn our inventory rapidly. We finished the quarter with our inventory on target going into the lower volume, model year changeover period.

"New car margins rose nicely," said Ligon. "We actually were able to increase new car prices modestly because our pricing had been below the employee pricing programs. In wholesale, we continued to benefit from our sharp attention to appraisal offer adjustments during the summer's very dynamic market environment.

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CarMax, Inc.
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The other sales and revenues margin grew as a result of growth in our service margin, reflecting the greater overhead expense absorption that higher volumes provide."

CarMax Auto Finance. CarMax Auto Finance income increased 15% compared with the
--------------------
same quarter last year. CAF income benefited from the growth in total sales and a modest increase in penetration. The increase in originations and managed receivables more than offset the expected decline in gain spread. The gain on loans sold as a percent of loans sold was 3.3% in the second quarter, slightly below the normalized range of 3.5% to 4.5%. Similar to the past several quarters, increases in CAF's cost of funds outpaced increases in consumer rates. The gain spread was 3.8% in last year's second quarter.

SG&A. Selling, general, and administrative expenses as a percent of total sales
-----
declined modestly to 10.1% in this year's second quarter from 10.2% in last year's second quarter. "The overhead cost leverage provided by our strong sales growth was largely offset by a combination of factors," said Ligon. "This year's rollout of marketwide television advertising in Los Angeles and last year's lower-than-normal store and corporate bonuses both adversely affected the SG&A ratio comparison. In addition, we continue to see a larger percentage of our store base made up of stores not yet at basic maturity, which we define as four years. In this year's second quarter, 46% of our stores were newer stores, compared with 38% in last year's second quarter."

Earnings. "We finished the quarter with earnings at 39 cents per share, 2 cents
---------
higher than our revised guidance," Ligon said. "We benefited from strong margin performance in used, new, and wholesale vehicles. We also benefited from lower than expected health care costs."

Third Quarter Fiscal 2006 Expectations
--------------------------------------

"For the third quarter, we currently expect used unit comp growth in the range of 2 to 8% and earnings per share in the range of 19 to 25 cents," Ligon said. "We have again put a wide range on our quarterly expectations because market conditions continue to be uncertain and we are going into the ever-challenging model year changeover period. We continue to see SUV and light truck price declines. As these declines cause supplemental markdowns, we anticipate additional margin pressure. We expect the CAF gain on loans sold to be approximately 3.5%, the low end of our normalized range.

"Thus far in September, we've experienced a slight benefit from replacement purchases resulting from Hurricane Katrina," said Ligon. "However, we have no way of knowing if and to what extent our sales might continue to benefit. Consequently, our current expectations do not include any future benefit from possible replacement purchases." The company plans to release third quarter sales and earnings results on Wednesday, December 21, 2005, before the opening of the New York Stock Exchange.

Store Openings
--------------

CarMax opened one superstore during the second quarter, bringing to five the number of superstores opened in the first half of the fiscal year. The company entered the Salt Lake City market with a standard superstore, which opened on August 31, the last day of the quarter. CarMax's plans call for opening four

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CarMax, Inc.
Page 6 of 9

additional superstores during the second half of the year, including two satellite superstores that have opened in September, one in Miami and one in Nashville.

Conference Call Information
---------------------------

CarMax will host a conference call for investors at 9:00 a.m. Eastern time today, September 21, 2005. Domestic investors may access the call at 1-888-298-3261 (conference I.D.: 7882552). International investors should dial 1-706-679-7457 (conference I.D.: 7882552). A live webcast of the call will be available on the company's investor information home page at http://investor.carmax.com or at www.streetevents.com.

A replay of the call will be available beginning at approximately 1:00 p.m. Eastern time on September 21, 2005, and will run through midnight, September 28, 2005. Domestic investors may access the recording at 1-800-642-1687 (conference
I.D.: 7882552) and international investors at 1-706-645-9291 (conference I.D.:
7882552). A replay of the call also will be available on the company's investor information home page or at www.streetevents.com.

About CarMax
------------

CarMax, a Fortune 500 company, and one of the Fortune 2005 "100 Best Companies to Work For," is the nation's largest retailer of used cars. Headquartered in Richmond, Va., CarMax currently operates 65 used car superstores in 29 markets. CarMax also operates seven new car franchises, all of which are integrated or co-located with its used car superstores. During the twelve month period ended August 31, 2005, the company sold 278,178 used cars, which is 93 percent of the total 299,138 vehicles the company retailed during that period. For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements
--------------------------

The company cautions readers that the statements contained in this release about the company's future business plans, operations, opportunities, or prospects, including without limitation any statements or factors regarding expected sales, margins, or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the company's Annual Report on Form 10-K for the fiscal year ended February 28, 2005, and its quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.

Contacts:
---------

Investors and Financial Media:
    Dandy Barrett, Assistant Vice President, Investor Relations, (804) 935-4591 Celeste Gunter, Manager, Investor Relations, (804) 935-4597
General Media:
    Lisa Van Riper, Assistant Vice President, Public Affairs, (804) 935-4594 Trina Lee, Public Relations Manager, (804) 747-0422, ext. 4197


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                                                          CARMAX, INC. AND SUBSIDIARIES
                                                          -----------------------------
                                               CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                                               -----------------------------------------------
                                                      (In thousands except per share data)


                                             Three Months Ended                          Six Months Ended
                                                  August 31                                  August 31
                                  ----------------------------------------   -----------------------------------------
                                     2005      %(1)       2004       %(1)       2005       %(1)       2004       %(1)
                                  ---------  -------   ---------   -------   ---------   -------   ---------   -------

Sales and operating revenues:
    Used vehicle sales            $1,236,514    75.7   $ 987,359     74.6    $2,440,319     76.0  $1,972,734      74.5
    New vehicle sales                151,922     9.3     137,516     10.4       286,015      8.9     274,281      10.4
    Wholesale vehicle sales          190,783    11.7     152,118     11.5       380,275     11.8     308,989      11.7
    Other sales and revenues          54,634     3.3      46,514      3.5       105,604      3.3      92,493       3.5
                                  ----------   -----   ---------    -----    ----------    -----   ---------      ----
Net sales and operating revenues   1,633,853   100.0   1,323,507    100.0     3,212,213    100.0   2,648,497     100.0
Cost of sales                      1,425,269    87.2   1,160,307     87.7     2,805,870     87.4   2,318,067      87.5
                                  ----------   -----   ---------    -----     ---------    -----   ---------      ----
Gross profit                         208,584    12.8     163,200     12.3       406,343     12.6     330,430      12.5
CarMax Auto Finance income            23,824     1.5      20,744      1.6        50,895      1.6      42,560       1.6
Selling, general, and
   administrative expenses           165,274    10.1     134,726     10.2       324,509     10.1     265,414      10.0
Loss on franchise dispositions, net       --      --          11       --            --       --          11        --
Interest expense                         375      --         324       --         1,569       --         817        --
Interest income                          191      --          66       --           326       --         119        --
                                  ----------   ------   ---------   ------    ----------   ------   ---------     ----
Earnings before income taxes          66,950     4.1      48,949      3.7       131,486      4.1     106,867       4.0
Provision for income taxes            25,528     1.6      19,090      1.4        50,246      1.6      41,678       1.6
                                  ----------   -----   ---------    -----    ----------    -----   ---------      ----
Net earnings                      $   41,422     2.5   $  29,859      2.3    $   81,240      2.5   $  65,189       2.5
                                  ==========   =====   =========    =====    ==========    =====   =========      ====

Weighted average common shares:
    Basic                            104,528             104,002                104,457              103,933
                                  ==========           =========             ==========            =========
    Diluted                          106,217             105,512                106,201              105,643
                                  ==========           =========             ==========            =========


Net earnings per share:
    Basic                         $     0.40           $    0.29             $     0.78            $    0.63
                                  ==========           =========             ==========            =========
    Diluted                       $     0.39           $    0.28             $     0.76            $    0.62
                                  ==========           =========             ==========            =========


(1) Percents are calculated as a percentage of net sales and operating revenues and may not equal totals due to rounding.


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CarMax, Inc.
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                                                          CARMAX, INC. AND SUBSIDIARIES
                                                          -----------------------------
                                                           CONSOLIDATED BALANCE SHEETS
                                                           ---------------------------
                                                                (In thousands)


                                                                            August 31                    February 28
                                                                     2005               2004                2005
                                                                  ---------           ---------           ---------
                                                                           (Unaudited)
ASSETS
------
Current assets:
Cash and cash equivalents                                        $   53,800          $   56,607          $   29,099
Accounts receivable, net                                             62,037              69,795              76,167
Automobile loan receivables held for sale                             2,360               3,164              22,152
Retained interest in securitized receivables                        157,784             139,525             147,963
Inventory                                                           585,248             492,011             576,567
Prepaid expenses and other current assets                             8,418               5,473              13,008
                                                                 ----------          ----------          ----------
Total current assets                                                869,647             766,575             864,956

Property and equipment, net                                         434,835             310,316             406,301
Deferred income taxes                                                     -               1,635                   -
Other assets                                                         26,787              27,088              21,756
                                                                 ----------          ----------          ----------
TOTAL ASSETS                                                     $1,331,269          $1,105,614          $1,293,013
                                                                 ==========          ==========          ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities:
Accounts payable                                                 $  148,341          $  131,495          $  170,646
Accrued expenses and other current liabilities                       83,929              59,691              65,664
Accrued income taxes                                                 12,333               2,676               1,179
Deferred income taxes                                                23,552              33,556              26,315
Short-term debt                                                           -               4,644              65,197
Current portion of long-term debt                                   106,152                   -                 330
                                                                 ----------          ----------          ----------
Total current liabilities                                           374,307             232,062             329,331

Long-term debt, excluding current portion                            35,279             100,000             128,419
Deferred revenue and other liabilities                               28,776              23,099              29,260
Deferred income taxes                                                 4,112                   -               5,027
                                                                 ----------          ----------          ----------
TOTAL LIABILITIES                                                   442,474             355,161             492,037

SHAREHOLDERS' EQUITY                                                888,795             750,453             800,976
                                                                 ----------          ----------          ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $1,331,269          $1,105,614          $1,293,013
                                                                 ==========          ==========          ==========











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                                                  CARMAX, INC. AND SUBSIDIARIES
                                                  -----------------------------
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                       -------------------------------------------------
                                                          (In thousands)

                                                                                 Six Months Ended
                                                                                     August 31
                                                                            2005                  2004
                                                                         ---------             ---------
Operating Activities:
---------------------
Net earnings                                                            $   81,240            $   65,189
Adjustments to reconcile net earnings to net
    cash provided by operating activities:
    Depreciation and amortization                                           12,194                 8,844
    Amortization of restricted stock awards                                     44                    51
    Gain on disposition of assets                                             (829)                  (83)
    Provision for deferred income taxes                                     (3,678)                 (605)
    Changes in operating assets and liabilities:
       Decrease in accounts receivable, net                                 14,130                 2,563
       Decrease in automobile loan receivables held for sale                19,792                15,617
       (Increase) decrease in retained interest in securitized
          receivables                                                       (9,821)                6,463
       Increase in inventory                                                (8,681)              (25,950)
       Decrease in prepaid expenses and other
          current assets                                                     4,590                 3,177
       (Increase) decrease in other assets                                    (737)                   71
       Increase (decrease) in accounts payable, accrued expenses and
          other current liabilities, and accrued income taxes               10,385                (8,926)
       Increase in deferred revenue and other liabilities                      254                 1,313
                                                                        ----------            ----------
Net cash provided by operating activities                                  118,883                67,724
                                                                        ----------            ----------

Investing Activities:
---------------------
Purchases of property and equipment                                       (115,240)             (118,624)
Proceeds from sales of assets                                               78,173                43,659
                                                                        ----------            ----------
Net cash used in investing activities                                      (37,067)              (74,965)
                                                                        -----------           ----------

Financing Activities:
---------------------
(Decrease) increase in short-term debt, net                                (65,197)                  198
Issuance of long-term debt                                                 105,229                     -
Payments on long-term debt                                                (100,411)                    -
Equity issuances, net                                                        3,264                 2,007
                                                                        ----------            ----------
Net cash (used in) provided by financing activities                        (57,115)                2,205
                                                                        -----------           ----------

Increase (decrease) in cash and cash equivalents                            24,701                (5,036)
Cash and cash equivalents at beginning of year                              29,099                61,643
                                                                        ----------            ----------
Cash and cash equivalents at end of period                              $   53,800             $  56,607
                                                                        ==========            ==========






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